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                                                                   EXHIBIT 10.36


                                  AMENDMENT "A"
                                       TO
                           LOAN AND SECURITY AGREEMENT


This AMENDMENT "A" ("Amendment") to that certain LOAN AND SECURITY AGREEMENT ("Agreement") dated December 19, 1997, is dated this 1st day of May, 1999 by and between Inland Entertainment Corporation, a Utah corporation, whose principal place of business is located at 16868 Via Del Campo Court, Suite 200, San Diego, CA 91217, as Lender and Secured Party (Lender), and Christopher Wm. Voisin, residing at 7565 Charmant Dr., #503, San Diego, CA 92122 (Debtor), is hereby amended as follows:


                                    Recitals


         The Lender, on or about August 25, 1997 and November 20, 1997, loaned to the Debtor the sums of Four-Thousand Four-Hundred and Sixty-Two ($4,462.00) Dollars and Forty-Five Thousand ($45,000.00) Dollars, respectively, totaling Forty-Nine Thousand, Four-Hundred and Sixty-Two ($49,462.00) Dollars, said sums which the Debtor has agreed to repay with interest at the rate of eight (8) percent per annum, as evidenced by the Debtor's promissory note attached thereto and incorporated by reference as Exhibit "A".


         That Lender and Debtor have agreed to modify and amend the Agreement in accordance with the terms set forth herein.

NOW, THEREFORE the parties agree as follows:

         1. Reaffirmation and Restatement of Loan and Security Agreement of December 19, 1997. The parties agree that except for the modifications set forth in this Amendment, the terms and conditions of the Agreement entered into and dated December 19, 1997 shall remain in full force and effect and incorporate herein the terms and conditions thereof as if more fully set forth herein.

         2. Principle and interest - monthly installments. Debtor and Lender agree that Debtor shall make monthly installment payments on the outstanding loan in the amount of $500.00 per month, commencing May 15, 1999 and continuing until May 1, 2000 at which time Debtor shall commence making payments in the amount of $1,000.00 per month, said payments to continue through October 15, 2001.

         3. Sale, transfer, or other disposition of real property collateral. The Debtor shall have the right to sell the real property and/or any interest therein during the term of the Agreement. It is agreed that in the case of any such sale the Debtor shall have the option of applying the proceeds of the sale towards the purchase of other real property, to costs and expenses related to medical care, or towards and against the principal amount owed and outstanding. In any instance in which the Debtor sells the real property and/or any interest therein and does not elect to apply the proceeds of the sale towards the purchase of other real property or medical costs and expenses, then the net proceeds thereof shall be paid over to the Lender to be applied against the principal amount owed and outstanding. To the extent that the net proceeds exceed the principal amount owed, the Debtor shall retain the balance.


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         4. Merger. The terms and conditions of this Amendment shall merge with and become part of any and all subsequent and collateral agreements or amendments entered into by and between the parties as if more fully set forth herein.

         5. Governing law. The terms and conditions of this Amendment shall be governed, construed, and enforced in accordance with the laws of the State of California, regardless of the laws that may be applicable under the principles of conflicts of law.

         6. Recitals. The recitals to this Amendment shall constitute part of this Amendment.

         7. Binding effect. The parties hereby agree that the terms and conditions of this Amendment shall inure to the benefit of and shall be binding upon the parties hereto, their successors, heirs, transferees, and assigns.

         8. Entire Agreement. This Amendment together with the Agreement dated December 19, 1997 constitutes the entire Agreement and understanding between the parties with respect to the subject matter described. Except for the Agreement all prior or contemporaneous Agreements, understandings, representations, warranties, and statements, oral or written, relating to the subject matter are superseded and without effect. No modification to this Amendment or the Agreement shall be binding unless in writing and executed by the parties or their lawful representatives.

         9. Counterparts. This Amendment may be signed in multiple counterparts, each of which shall have the same effect as originals, but all such counterparts collectively shall constitute the same instrument.

         This Amendment shall become effective and binding upon the parties hereto on the date and year first above written.

Lender:                                      Debtor:

Inland Entertainment Corporation             Christopher Wm. Voisin


By: /s/ AB LAUB                              By: /s/ CHRISTOPHER WM. VOISIN
    ---------------                              --------------------------
        AB Laub                                      Christopher Wm. Voisin
Title:  CFO




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